UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 14, 2025

GCM Grosvenor Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39716	85-2226287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Michigan Avenue Suite 1100 Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

(312) 506-6500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on
Class A common stock, par value $0.0001 per share	GCMG	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	GCMGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 14, 2025, GCM Grosvenor Inc. (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) for the issuance and sale in a registered direct offering of 3,752,965 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), to Sumitomo Mitsui Trust Bank, Limited (“SuMi”) at an offering price of $13.322799 per share, which represents the 10-day volume-weighted average price of our Class A common stock ending March 31, 2025, for gross proceeds of approximately $50.0 million.

The Purchase Agreement contains customary representations and warranties by the Company. Additionally, SuMi has agreed that, subject to limited exceptions as agreed by the Company and SuMi, it will not, directly or indirectly, without the Company’s prior approval, sell, transfer or otherwise dispose of any shares of Class A common stock, or any securities convertible into or exercisable or exchangeable for Class A common stock for 270 days from the closing date. The closing of the sale of the Shares pursuant to the Purchase Agreement is expected to occur on or around April 22, 2025.

The Company estimates that the net proceeds from the offering will be approximately $49.8 million, after deducting estimated offering expenses payable by the Company. The Company currently expects to use the net proceeds from the offering for general corporate purposes, including financing investments.

The offering is being made pursuant to the Company’s shelf registration statement on Form S-3, as amended, which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 27, 2022, and was declared effective by the SEC on July 29, 2022 (File No. 333-265278), and a prospectus supplement and accompanying prospectus filed with the SEC.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP

10.1	Share Purchase Agreement, dated April 14, 2025, between GCM Grosvenor Inc. and Sumitomo Mitsui Trust Bank, Limited

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCM Grosvenor Inc.

Date: April 15, 2025	By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	Chief Executive Officer

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